                                                                        Ex 10.33


                                      MEMO


TO:               Julio Guardado

FROM:             Arnon Gat

SUBJECT:          President's bonus plan for fiscal 1996


I am glad to present to you with your bonus plan for fiscal 1996. It is intended to focus your efforts on the critical areas in the company's operation and at the same time provide handsome rewards to you when the plan is successfully executed. The plan allows for 100 bonus points, and more when an upside is realized, divided between three major objectives for the company for this year.

1. Total bookings for FY96 including systems, spare parts, and service revenue:

                         BONUS POINTS FOR FY96 BOOKINGS

                          BOOKINGS
                       (IN $ MILLIONS)    BONUS POINTS
                             50                 0
                             60                 0
                             70                 0
                             80                20
                             88                50
                             90                50
                             96                55
                            100                60
                            110                60

2.    RTP Operating profit (in %)

                     BONUS POINTS FOR FY96 OPERATING PROFIT

                   % OF OPERATING PROFIT           BONUS POINTS
                             10                         0
                             15                        20
                             20                        30
                             25                        40
                             30                        40


3. Productivity: Average productivity is defined as Pr = PQ1/250 + PQ2/250 + PQ3/250 + PQ4/250 PQx will be calculated as annualized revenue (in K$) for the quarter divided by the total number of employees (Full Time Equivalents) at the end of the quarter.

                       BONUS POINTS FOR FY96 PRODUCTIVITY

                     AVERAGE PRODUCTIVITY             BONUS POINTS
                               0                           0
                               1                           0
                               2                           0
                               3                          10
                               4                          20
                               5                          30
                               6                          30

At the end of the year all your bonus points will be accumulated and will be used to calculate your dollar bonus as follows:

        Pres. Bonus = (Total Bonus Points/100) X 0.45 X 15/12 X $175,00

I trust that you are excited about the above plan and am requesting your signature (in blood) below to indicate your understanding and agreement with this plan. Good luck for this critical year.




/s/ Arnon Gat             12/19/95            /s/ Julio L. Guardado      11/6/95
----------------------------------            ----------------------------------
Arnon Gat, Chief Executive Officer            Julio Guardado
                                              President, Chief Operating Officer


PS The above bonus plan is subjected to the approval of the compensation committee of AGA Board of directors

                              [AG ASSOCIATES LOGO]


                              M E M O R A N D U M


DATE:     March 14, 1996

TO:       Sue

FROM:     Arnon

SUBJECT:  1996 EXECUTIVE BONUS PLAN
______________________________________________________________________________

Sue, I am pleased to offer the following bonus structure for this year. Prior to constructing this plan, the Radford Compensation Report was researched and its findings were relied upon. The purpose of this bonus plan is to reward achievement of goals, reward team work between Finance and all other departments within the company, and reward an effective service attitude of the Finance group in its various responsibilities. This plan was discussed and approved by the compensation committee of the AG Board of Directors.

[AG ASSOCIATES LOGO]

                           1996 CFO COMPENSATION PLAN


The CFO compensation plan for fiscal 1996 consists of the following elements:

         Base Salary:                       Per agreement
         Annual Bonus:                      30% based on Departmental Objectives, Customer
                                            Satisfaction Survey, and Cash Management
                                            5% discretionary based on special assignments by the CEO
         Annual Stock Options:              6,000 based on accumulated percent earned bonus
         Quarterly Bonus:                   $2,500 based on Bookings, Revenue, Operating Income

Eligible to participate in this Plan, consisting of an annual bonus, a quarterly bonus and a stock option grant, is Susan Salvesen.

1.    The terms of the annual bonus are as follows.

      - The purpose of the annual bonus is to provide incentive to achieve goals, to reward teamwork and to reward an effective service attitude.

      - Target compensation is the participant's base salary plus percentage bonus for meeting the following goals:

         - 10% of annual salary based on meeting agreed upon departmental goals attached plus the additional goal of adding coverage by two analysts during the course of fiscal 1996.

         - 10% of annual salary based upon internal customer satisfaction survey results of accounting, financial, and information technology services (attachment).

         -  10% based on cash management.

         -  5% based on special assignments at the discretion of the CEO.

       - The 10% bonus on departmental objectives will be based equally for each objective.

       - The 10% upside will be based on the new targets for bookings, revenue, and operating income for the year. The average percentage that these categories are exceeded multiplied by three will equal the upside bonus (capped at 10% of base salary).

       - The systems booking goal for 1996 is $73.8 million.

       - The participant will be eligible to receive an incentive stock option grant under the terms of the company's existing stock option plan to purchase up to 6,000 shares of the company's Common Stock, vesting annually over a period of four years from the date of grant and exercisable at the fair market value of the company's Common Stock on the date of the grant.

         The number of shares the participant actually receives under an option will be based upon the participant achieving certain objectives to be agreed to by the participant with the company's Chief Executive Officer and in writing specifically referring to this plan prior to the end of the second quarter of fiscal 1996. The number of shares will be determined according to the formula below:

                  Stock Options = 6,000 x accumulated % earned bonus
                                  ----------------------------------
                                                 30%

         The date of grant of each option will be the date that the determination has been made by the company in writing no later than December 15, 1996, that agreed departmental objectives have been met and the extent to which they have been met. The participant must continuously remain an officer of the company through the date of grant in order to be entitled to receive an option described above.

2.   The terms of the quarterly bonus are as follows.

       - The purpose of the quarterly bonus is to focus the company's eligible executives on meeting the quarterly financial objective as expected by the company's shareholders.

       - The quarterly bonus will be based on new quarterly targets and will not be cumulative.

       - The company must meet its quarterly operating profit, system bookings and revenue goals for each participant to receive a total bonus achievable or $2,500 each quarter. The goals are listed in the table below. Failure of the company to meet or exceed either the revenue or bookings goal will eliminate the bonus portions relating to these goals.

                        GOALS TO ACHIEVE QUARTERLY BONUS

                                                                        YTD              YTD               YTD
                                          BONUS $          Q1           Q2               Q3                Q4
------------------------------------ ---------------- ------------ ---------------- ---------------- ----------------
     Operating Profit ($K)                $500             n/a          $4,132           $3,110             $3,547
     Revenue ($K)                         $1,000           n/a          $23,096          $21,647           $21,647
     Systems Bookings ($K)                $1,000           n/a          $17,155          $19,985           $19,985

3.   The following general terms apply to this bonus plan.

       - Annual Bonus payments will be made no later than thirty days after the audit of the company's fiscal year ending September 30, 1996 has been completed, and quarterly bonuses will be made no later than thirty days after the end of the quarter, so long in each case as the participant has been continuously employed by the company as an executive officer of the company through the date of payment. Computation of any amount available for payment is, therefore, not to be considered as creating a right to receive "wages" until amounts are allocated and payment is due.

       - Any amounts the participant received under this plan are in addition to his other base salary and will be reduced by amounts the company is required to withhold under applicable federal, state and local taxes, unless the participant has satisfied these requirements in some other way.

       - This plan is in lieu of the company's quarterly profit sharing plan. It is also an unfunded plan of deferred compensation. Any amounts payable under this plan will be paid out of the company's general corporate assets and will not be transferred into a trust or otherwise set aside. No fiduciary relationship is created by this plan; if a participant is entitled to receive payment under the plan, his or her status will be the same as any other unsecured creditor/employee.

       - The existence of this plan does not limit the company from continuing to adopt other plans or programs, or continuing to make any salary, bonus, incentive or other payment, relating to participant compensation or the compensation of any other person that the company may, in its sole judgment, consider proper.

       - All questions of interpretation of this plan will be resolved by the Compensation Committee of the company's Board of Directors. No waiver by the company of any terms or conditions of this plan at any one time should be considered a waiver of the same term or condition at a different time. No waiver by the company of one term or condition should be considered a waiver of any other term or condition.

Agreed:

-----------------------------------                  ----------
Name                                                 Date

                     INTERNAL CUSTOMER SATISFACTION SURVEY

The following is a request to rate some of the services that the company provides to your department. Please mark the ones that your department is using and rate your overall satisfaction during the last quarter.

SERVICES USED          TYPE OF SERVICES                      RATING FOR QX
_______________        ________________                      ________________

_______________        Budgeting                             ________________

_______________        Financial Reporting                   ________________

_______________        Financial Forecasting                 ________________

_______________        Cost Accounting                       ________________

_______________        Payroll Services                      ________________

_______________        Phone System                          ________________

_______________        MRP/Data Works Effectiveness          ________________

_______________        Network Effectiveness                 ________________


RATING: 5 - Exceptional, the service providers are proactive, professional with quick turn around and excellent follow-up.

            4 - Very good, service is timely, works as expected, instruction and follow-up is provided.

            3 - Good, the service is working satisfactory, service provider is available to correct problems and offer help.

            2 - Lacking

            1 - Unacceptable


Department: ____________________________________________________________________

[AG ASSOCIATES LOGO]


                           INTER-OFFICE COMMUNICATION

DATE:     March 12, 1996

TO:       Anita, Mac, Pat, Ron, Yuval

FROM:     Julio

CC:       Arnon, Sue

SUBJECT:  Revised 1996 Executive Compensation Plan

------------------------------------------------------------------------------

Due to the overall slow down in the semiconductor industry and its effect on our business, we have made some adjustments to the 1996 executive compensation plan in the area of financial targets and will be making adjustments to departmental goals and objectives if appropriate.

                    Revised 1996 Executive Compensation Plan
                                 March 11, 1996

The executive compensation plan for fiscal 1996 consists of the following elements:

         Annual Bonus:              20% based on Company Goals and Objectives
         Annual Bonus Upside:       20% based on Bookings, Revenue, Operating Income
         Annual Stock Options:      6,000 based on Departmental Objectives
         Quarterly Bonus:           $2,500 based on Bookings, Revenue, Operating Income

Those who are eligible to participate in this Plan, consisting of an annual bonus, a quarterly bonus and a stock option grant, include: Anita Gat, Duane McCallister, Pat Halahan, Ron Manley and Yuval Wasserman.

1. The terms of the annual bonus are as follows.

         - The purpose of the annual bonus is to provide incentive to build a strong and long term market and competitive position for the company, with positive financial performance.

         - Target compensation is the participant's base salary plus 20% bonus for meeting all five company objectives with an additional 20% upside if the company exceeds certain financial goals.

         - The 20% bonus will be based equally for each objective (4% each). The relationship is linear based on the percentage achievement of the new target.

         - The 20% upside will be based on the revised targets for bookings, revenue, and operating income for the year. The average percentage that these categories are exceeded will equal the upside bonus (capped at 20% of base salary).

         - The five revised company goals and objectives for fiscal 1996 that apply to the above, which must be met in the sole judgment of the company's President and COO, are:

              1) Implement an on-going program of customer satisfaction in Q2.
              2) Ship $88 million in '96.
              3) Achieve operating profit > $15 million.
              4) Successfully launch the Heatpulse 8800 in Q3.
              5) Announce the next generation product in Q4.

              In addition, the systems booking goal for 1996 is $72.2 million.

         - Each participant will be eligible to receive an incentive stock option grant under the terms of the company's existing stock option plan to purchase up to 6,000 shares of the company's Common Stock, vesting annually over a period of four years from the date of grant and exercisable at the fair market value of the company's Common Stock on the date of the grant. This will provide a competitive long term incentive for retain our executives.

            The number of shares each participant actually receives under an option will be based upon that participant's department achieving certain objectives to be agreed to by each participant with the company's President and COO and in writing specifically referring to this plan prior to the end of the second quarter of fiscal 1996. The number of shares will be determined as a percent achievement of all the objectives combined.

            The date of grant of each option will be the date that the determination has been made by the company in writing no later than December 15, 1996, that agreed departmental objectives have been met and the extent to which they have been met. Each participant must continuously remain an executive officer of the company through the date of grant in order to be entitled to receive an option described above.

2. The terms of the quarterly bonus are as follows.

         - The purpose of the quarterly bonus is to focus the company's eligible executives on meeting the quarterly financial objective as expected by the company's shareholders.

         - The quarterly bonus will be based on new quarterly targets and will not be cumulative.

         - The company must meet its quarterly operating profit, system bookings and revenue goals for each participant to receive a total bonus achievable or $2,500 each quarter. The goals are listed in the table below. Failure of the company to meet or exceed either the revenue or bookings goal will eliminate the bonus portions relating to these goals. Failure of the company to meet quarterly profit goals will eliminate the complete bonus even if other goals are achieved.


                        GOALS TO ACHIEVE QUARTERLY BONUS

                                                                        YTD              YTD               YTD
                                          BONUS $          Q1           Q2               Q3                Q4
------------------------------------ ---------------- ------------ ---------------- ---------------- ----------------
     Operating Profit ($K)                $500             n/a          $4,132           $3,110            $3,547
     Revenue ($K)                         $1,000           n/a          $23,096          $21,647           $21,647
     Systems Bookings ($K)                $1,000           n/a          $17,155          $19,985           $19,985


3. The following general terms will apply to this bonus plan.

         - Annual Bonus payments will be made no later than thirty days after the end of the company's fiscal year, and quarterly bonuses will be made no later than thirty days after the end of the quarter, so long in each case as the participant has been continuously employed by the company as an executive officer of the company through the end of the company's fiscal year or quarter as applicable. Computation of any amount available for payment is, therefore, not to be considered as creating a right to receive "wages" until amounts are allocated and payment is due.

         - Any amounts the participant received under this plan are in addition to his other base salary and will be reduced by amounts the company is required to withhold under applicable federal, state and local taxes, unless the participant has satisfied these requirements in some other way.

         - This plan is in lieu of the company's quarterly profit sharing plan. It is also an unfunded plan of deferred compensation. Any amounts payable under this plan will be paid out of the company's general corporate assets and will not be transferred into a trust or otherwise set aside. No fiduciary relationship is created by this plan; if a participant is entitled to receive payment under the plan, his or her status will be the same as any other unsecured creditor/employee.

         - The existence of this plan does not limit the company from continuing to adopt other plans or programs, or continuing to make any salary, bonus, incentive or other payment, relating to participant compensation or the compensation of any other person that the company may, in its sole judgment, consider proper.

         - This Revised 1996 Executive Compensation Plan supercedes the 1996 Executive Compensation Plan dated December 20, 1995.

         - All questions of interpretation of this plan will be resolved by the Compensation Committee of the company's Board of Directors. No waiver by the company of any terms or conditions of this plan at any one time should be considered a waiver of the same term or condition at a different time. No waiver by the company of one term or condition should be considered a waiver of any other term or condition.


Agreed:


-----------------------------------                  ----------
Name                                                 Date

[AG ASSOCIATES LOGO]


                           INTER-OFFICE COMMUNICATION


DATE:    March 22, 1996

TO:      Derek
FROM:    Julio
CC:      Arnon, Sue
SUBJECT: FY96 Sales Executive Compensation Plan

------------------------------------------------------------------------------

I am pleased to provide you with the following sales executive compensation plan for fiscal 1996.

                 REVISED 1996 SALES EXECUTIVE COMPENSATION PLAN
                                 MARCH 11, 1996



The sales executive plan for fiscal 1996 consists of the following elements:

         Base Salary:               $100,000
         Target Sales Commission:   $95,000 if Plan Systems Bookings and Shipments are
                                                 achieved (paid one half on booking and one half on
                                                 shipment).
         Basic Commission Rate:     Up to $81.2M in Systems Bookings, .13%
         Upside Commission Rate:    Over $81.2M in Systems Bookings, .250%
         Annual Stock Options:      6,000 based on Departmental Objectives
         Quarterly Bonus:           $2,500 based on Bookings, Revenue, Operating Income

         Target compensation at plan: $205,000 plus 6,000 shares of stock options.

Eligible to participate in this Plan is Derek Tomlinson.

1. The terms of the sales executive compensation plan are as follows:

         - Target base plus commission for fiscal 1996 is $195,000 based on systems bookings of $73.8M and revenue of plan of $75,402 If the systems bookings plan is exceeded by ten percent ($81.2M), for example, then base plus commissions would equal $205,560 (upon shipment). If the systems bookings plan is exceeded by twenty percent ($88.6M), for example, then base plus commissions would equal $224,060 (upon shipment). There is no cap on commissions.

         -  No commissions will be paid for AGI/Integra sales during fiscal
            1996.


2. The terms of the quarterly bonus are as follows.

         - The purpose of the quarterly bonus is to focus the company's eligible executives on meeting the quarterly financial objective as expected by the company's shareholders.

         - The quarterly bonus will be based on new quarterly targets and will not be cumulative.

         - The company must meet its quarterly operating profit, system bookings and revenue goals for each participant to receive a total bonus achievable or $2,500 each quarter. The goals are listed in the table below. Failure of the company to meet or exceed either the revenue or bookings goal will eliminate the bonus portions relating to these goals. Failure of the company to meet quarterly profit goals will eliminate the complete bonus even if other goals are achieved.


                        GOALS TO ACHIEVE QUARTERLY BONUS

                                                                        YTD              YTD               YTD
                                          BONUS $          Q1           Q2               Q3                Q4
------------------------------------ ---------------- ------------ ---------------- ---------------- ----------------
     Operating Profit ($K)                $500             n/a          $4,132           $3,110             $3,547
     Revenue ($K)                         $1,000           n/a          $23,096          $21,408           $21,647
     Systems Bookings ($K)                $1,000           n/a          $17,155          $17,985           $19,985

3.   The following general terms will apply to this bonus plan.

         - Annual Bonus payments will be made no later than thirty days after the end of the company's fiscal year, and quarterly bonuses will be made no later than thirty days after the end of the quarter, so long in each case as the participant has been continuously employed by the company as an executive officer of the company through the end of the company's fiscal year or quarter as applicable. Computation of any amount available for payment is, therefore, not to be considered as creating a right to receive "wages" until amounts are allocated and payment is due.

         - Any amounts the participant received under this plan are in addition to his other base salary and will be reduced by amounts the company is required to withhold under applicable federal, state and local taxes, unless the participant has satisfied these requirements in some other way.

         - This plan is in lieu of the company's quarterly profit sharing plan. It is also an unfunded plan of deferred compensation. Any amounts payable under this plan will be paid out of the company's general corporate assets and will not be transferred into a trust or otherwise set aside. No fiduciary relationship is created by this plan; if a participant is entitled to receive payment under the plan, his or her status will be the same as any other unsecured creditor/employee.

         - The existence of this plan does not limit the company from continuing to adopt other plans or programs, or continuing to make any salary, bonus, incentive or other payment, relating to participant compensation or the compensation of any other person that the company may, in its sole judgment, consider proper.

         - This Revised 1996 Executive Compensation Plan supersedes the 1996 Executive Compensation Plan dated December 20, 1995.

         - All questions of interpretation of this plan will be resolved by the Compensation Committee of the company's Board of Directors. No waiver by the company of any terms or conditions of this plan at any one time should be considered a waiver of the same term or condition at a different time. No waiver by the company of one term or condition should be considered a waiver of any other term or condition.

I wish you the very best of luck for the balance of fiscal 1996 and urge you to "break the bank."


Agreed:


----------------------------------          -------------
Derek Tomlinson, VP Sales                   Date


Attachments:      FY1996 Individual Performance and Development Goals